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                                    EXHIBIT 4.2

                                   DELFIN SYSTEMS

                               1988 STOCK OPTION PLAN


                 (Assumed Maxim Technologies Inc. 1988 Option Plan)

          (Assumed by The Titan Corporation effective October 26, 1998)



       I.     PURPOSE.

              A. The purpose of the Plan is to provide a means by which selected employees and directors (if declared eligible under paragraph 4) of and consultants to Delfin Systems, a California corporation (the "Company"), and its Affiliates, as defined below, may be given an opportunity to purchase stock of the Company. Delfin Systems is the successor by merger to Maxim Technologies Inc., a Delaware corporation, which was merged with Delfin Systems on August 30, 1991. From and after August 30, 1991, all references to the Company throughout this document shall be deemed to be references to Delfin Systems.(1)

              B. The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

              C. The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors of the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

              D. The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph II.C., be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Non-Statutory Stock Options"). All options shall be separately designated Incentive Stock Options or Non-Statutory Stock Options at the time of grant, and in such form as issued pursuant to Section V, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option. An option designated as a Non-Statutory Stock Option shall not be treated as an incentive stock option.

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(1)  The Titan Corporation assumed the Plan and all obligations of the Company thereunder from and after October 26, 1998.


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       II.    ADMINISTRATION.

              A. The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph II.C. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

              B. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                     (i) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Non-Statutory Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                     (ii) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                     (iii)  To amend the Plan as provided in Section X.

                     (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

              C. The Board may delegate administration of the Plan to a committee composed of two (2) or more members (the "Committee"), all of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph II.D. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.

              D. The term "disinterested person," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph II.C.: (i) who is not at the time he or she exercises discretion in administering the Plan eligible and has not

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at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates; or (ii) who is otherwise considered to be a "disinterested person" in accordance with the rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

              E. Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

       III.   SHARES SUBJECT TO THE PLAN.

              A. Subject to the provisions of Section IX relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceeding the aggregate of one million six hundred thirty-one thousand three hundred eighteen (1,631,318) shares of the Company's common stock (2). If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

              B. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

              C. An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliate does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a Non-Statutory Stock Option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a Non-Statutory Stock Option.

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(2)  This number would be 819,084.76 shares of The Titan Corporation Common
Stock after the assumption of the Delfin Systems 1988 Stock Option Plan by The Titan Corporation in accordance with the terms set forth in the Agreement and Plan of Reorganization by and among The Titan Corporation, Delsys Merger Corp. and Delfin Systems, dated as of June 30, 1998, which provided for conversion using an Exchange Ratio of .5021.

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       IV.    ELIGIBILITY.

              A. Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee of the Company or any Affiliate. Non-Statutory Stock Options may be granted only to employees (including officers) of, directors of or consultants to the Company or its Affiliates.

              B. A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board in the selection of a director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to a director: (i) a majority of the Board and a majority of the directors acting in such matter are disinterested persons, as defined in Section II.D.;
(ii) the Committee consists solely of "disinterested persons" as defined in
Section II.D.; or (iii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This
Section IV.B shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act.

              C. No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five
(5) years from the date of grant.

       V.     OPTION PROVISIONS.

              A. Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

              B.     The term of any option shall not be greater then ten
(10) years from the date it was granted.

              C. The exercise price of each Incentive Stock Option shall not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Non-Statutory Stock Option shall not be less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

              D. The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option

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is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to Section V.F., or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

              E. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

              F. An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

              G. The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this Section V.G. are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

              H. The Company may require any optionee, or any person to whom an option is transferred under Section V.D, as a condition of exercising any such option, (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

              I. An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an

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Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 22(e)(3) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of the optionee's employment or relationship as a consultant or director or
(iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the relationship with the Company or an Affiliate, or (b) that it may be exercised more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen
(18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution. This Section V.I. shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

              J. The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

              K. To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.

       VI.    COVENANTS OF THE COMPANY.

              A. During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

              B. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company or Titan is unable to obtain from any such regulatory

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commission or agency the authority which counsel for the Company or Titan deems necessary for the lawful issuance and sale of stock under the Plan, the Company and Titan shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

       VII.   USE OF PROCEEDS FROM STOCK.

              A. Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

       VIII.  MISCELLANEOUS.

              A. Neither an optionee nor any person to whom an option is transferred under Section V.D. shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

              B. Throughout the term of any option granted pursuant to the Plan, Titan shall deliver to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

              C. Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a consultant or director) or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment for purpose of paragraph V.I. hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

       IX.    ADJUSTMENTS UPON CHANGES IN STOCK.

              A. If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

              B. A CORPORATE TRANSACTION shall mean one or more of the following transactions:

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                     (i)    a merger or consolidation in which the Company is
not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation, or

                     (ii) any reverse merger in which the Company is the surviving entity but in which all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary.

              C.     In the event of a Corporate Transaction as defined in
section IX.B above, each outstanding option shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for such corporate transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, no option which is either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent shall be accelerated and no unassumed option shall be so accelerated if and to the extent (i) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or
(ii) the acceleration of such option is subject to other applicable limitations imposed by the Board in the relevant option agreement. To the extent not assumed, each option outstanding under the Plan shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable.

       X.     AMENDMENT OF THE PLAN.

              A. The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph IX relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote or written consent of the holders of the outstanding shares of Titan entitled to vote, to the degree necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code, within twelve
(12) months before or after the adoption of the amendment, where the amendment will:

                     (i) Increase the number of shares reserved for options under the Plan;

                     (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422(b) of the Code); or

                     (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

              B. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

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              C.     Rights and obligations under any option granted before
amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Board requests and receives the consent of the person to whom the option was granted and (ii) such person consents in writing.

       XI.    TERMINATION OR SUSPENSION OF THE PLAN.

              A. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier(3). No options may be granted under the Plan while the Plan is suspended or after it is terminated.

              B. Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

       XII.   EFFECTIVE DATE OF PLAN.

             (i) The Plan shall be considered effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote or written consent of the holders of the outstanding shares of the Company entitled to vote, to the degree necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of Delaware.(4)

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(3)  Termination of the Plan occurred September 1, 1998.

(4) The Plan was originally adopted by the Board of Directors on September 1, 1998, and approved by the stockholders on August 29, 1989.

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